SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM 8-A



                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934



                                   PALEX, INC.
             (Exact name of registrant as specified in its charter)





                Delaware                           76-0520673
          (State of incorporation               (I.R.S. Employer
             or organization)                  Identification No.)



         3555 Timmons Lane
         Suite 610
         Houston, Texas                               77027
(address of principal executive offices)            (Zip Code)





SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(B) OF THE ACT:

                                      None
                                      ----
                                (Title of Class)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT:

Title of each class                             Name of each exchange on which
to be so registered:                            each class is to be registered:

Common Stock,
par value, $.01 per share                       NASDAQ  National Market
-------------------------                       -----------------------

Item 1.        Description of Registrant's Securities to be Registered

               A description of the common stock, par value $.01 per share (the "Common Stock"), of PalEx, Inc. (the "Registrant") to be registered hereunder is set forth under the captions "Prospectus Summary" and "Description of Capital Stock" in the prospectus included in Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 333-18683), filed with the Securities and Exchange Commission on March 13, 1997, under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2.        Exhibits

        The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

          1. Amendment No. 3 to the Registrant's Registration Statement on Form S-1 (No. 333-18683) under the Securities Act of 1933, as amended, filed with the Securities and Exchange Commission on March 13, 1997 (the "Registration Statement") (incorporated by referenced herein).

          2. Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registration Statement).

          3. Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registration Statement).

          4. Specimen Certificate evidencing shares of Common Stock of the Registrant (incorporated by reference from Exhibit 4.1 to the Registration Statement).

                                    SIGNATURE

               Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: March 13, 1997

                                             PALEX, INC.



                                             By:     /s/ VANCE K. MAULTSBY, JR.
                                                  -----------------------------
                                                     Vance K. Maultsby, Jr.
                                                     President and Chief
                                                     Executive Officer